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                                                                  EXHIBIT 21(b)


                            FAMILY RESTAURANTS, INC.

                                 1996 FORM 10-K

                           NAMES UNDER WHICH OPERATING
                       SUBSIDIARIES DO BUSINESS - 12/29/96


  El Torito Restaurants, Inc.
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Casa Gallardo
Casa Gallardo Grill
Casa Maria
El Torito
El Torito Grill
El Torito Restaurant & Cantina
GuadalaHARRY's
Hola Amigos
Keystone Grill
Las Brisas
Original El Torito Restaurant
Specialty Catering
Tequila Willie's
Who-Song & Larry's Restaurant
  and Cantina

        Chi-Chi's, Inc.
--------------------------------

Chi-Chi's
Chi-Chi's El Pronto
Chi-Chi's Mexican Restaurante
HomeTown Buffet

    FRI-Admin Corporation
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Carrows
Charley Brown's